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                                     EXHIBIT

                                      21.1


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
         NAME OF SUBSIDIARY                                            STATE OF INCORPORATION
         ------------------                                            ----------------------
Green Leaf Advertising Company, Inc.                                            New York

Abacus Films Ltd.                                                               New York

Unapix Films, Inc.                                                              New York

Unapix Productions West                                                         California

Unapix Syndication, Inc.                                                        New York

Fresh Development, Inc.                                                         Delaware

Unapix Direct Media, Inc.                                                       New Jersey

Green Leaf Advertising Company, Inc.                                            New York

Miramar Images, Inc.                                                            Washington
(doing business as Unapix Home Entertainment)